UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 January 8, 2009
                Date of Report (Date of earliest event reported)


                           AMERICAN EXPLORATION CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                        333-141060             98-0518266
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)

           407 2nd St. SW
             Suite 700
      Calgary, Alberta, Canada                                    T2P 2Y3
(Address of principal executive offices)                         (Zip Code)

                                 (403) 233-8484
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on November 3, 2008, the Board of Directors (the "Board") of American Exploration Corp., a Nevada corporation (the "Company"), authorized the execution of an option agreement (the "Option Agreement") with Westrock Land Corp, a private Texas corporation ("Westrock"). In accordance with the terms and provisions of the Option Agreement: (i) Westrock owned all right, title and interest in and to approximately 5,000 net acres in oil and gas leases (the "Leases"), located in the onshore region of the Gulf Coast of the United States;
(ii) Westrock disclosed to the Company that a well must be spudded (commencement of drilling) no later than May 31, 2009; (iii) the Company desired to acquire a 75% net revenue interest in the Leases at $625.00 per net acre for a total purchase price of approximately $3,125,000; and (iv) the Company had until November 17, 2008 to complete its due diligence (the "Option Period").

Effective on January 8, 2009, the Company entered into an amendment to the Option Agreement (the "Amended Option Agreement") with Westrock. Pursuant to the Amended Option Agreement: (i) Westrock granted to the Company until February 2, 2009 to complete its due diligence; and (ii) the effective date of the conveyance of new revenue interest in the Leases to the Company shall be no later than February 2, 2009.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN EXPLORATION CORP.
DATE: January 26, 2009

                                               /s/ Steven Harding
                                               ---------------------------------
                                        Name:  Steven Harding
                                        Title: President/Chief Executive Officer


                                       2